UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 9, 2020

Liberty Global plc
(Exact Name of Registrant as Specified in Charter)

England and Wales	001-35961	98-1112770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

Griffin House, 161 Hammersmith Rd, London, United Kingdom
W6 8BS
(Address of Principal Executive Office)

+44.208.483.6449 or 303.220.6600
(Registrant’s telephone number, including area code)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Class A ordinary shares	LBTYA	Nasdaq Global Select Market
Class B ordinary shares	LBTYB	Nasdaq Global Select Market
Class C ordinary shares	LBTYK	Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

NewCo I B.V., a private limited liability company organized under the laws of the Netherlands (“NewCo”), entered into the financing arrangements described below, initially by way of Mandate Documents and subsequently by way of a Facilities Agreement (each as defined below). NewCo is an indirect wholly-owned subsidiary of UPC Holding B.V. and UPC Holding B.V. is an indirect wholly-owned subsidiary of Liberty Global Plc.

On August 12, 2020, NewCo as borrower, and certain financial institutions (the “Lenders”) entered into a commitment letter with a term sheet appended thereto (the “Commitment Letter”) and a fee letter (together with the Commitment Letter, the “Mandate Documents”), pursuant to which the Lenders set out the terms on which they were willing to arrange and provide a U.S. dollar-denominated term loan facility (“Facility B-1 (USD)”), a Euro-denominated term loan facility (“Facility B-1 (Euro)”, and together with Facility B-1 (USD), “Facility B-1”) and a multi-currency revolving facility (the “Revolving Facility”, and together with Facility B-1, the “Facilities”).

On November 9, 2020, following the end of the syndication period, NewCo as borrower, NewCo Financing Partnership as original US borrower, certain lenders and The Bank of Nova Scotia as facility agent and security agent, among others, entered into a facilities agreement documenting the Facilities and the terms included in the Mandate Documents (the “Facilities Agreement”).

Pursuant to the Facilities Agreement, (i) the total commitments for Facility B-1 (USD) are $1,300.0 million and Facility B-1 (USD) was issued at 99.0% of par, matures on January 31, 2029 and bears interest at a rate of LIBOR plus 3.50% per annum, subject to a LIBOR floor of 0.0%, (ii) the total commitments for Facility B-1 (Euro) are €400.0 million ($472.5 million at the November 9, 2020 exchange rate) and Facility B-1 (Euro) was issued at 98.50% of par, matures on January 31, 2029 and bears interest at a rate of EURIBOR plus 3.50% per annum, subject to a EURIBOR floor of 0.0%, and (iii) the total commitments for the Revolving Facility are €236.4 million ($279.3 million at the November 9, 2020 exchange rate) and the Revolving Facility matures on May 31, 2026 and bears interest at a rate of EURIBOR plus 2.50% per annum.

The Facilities are provided in connection with the acquisition by UPC Schweiz GmbH by way of a public tender offer for all publicly held shares in Sunrise Communications Group AG, a Swiss corporation (Aktiengesellschaft) listed on the SIX Swiss Exchange (the “Target”, and together with its subsidiaries, the “Target Group”) in accordance with the terms of a transaction agreement entered into by Liberty Global Plc and the Target. The acquisition completed on November 11, 2020. The proceeds of Facility B-1 have or will be utilized by NewCo and NewCo Financing Partnership (as applicable) and on-lent to the Target Group and have been or will be applied directly or indirectly in or towards refinancing or otherwise discharging existing Target Group debt and paying any breakage costs, redemption premium, make-whole costs and other fees, costs and expenses payable in connection with such refinancing and/or acquisition, and financing other related amounts, including fees, costs and expenses.

The proceeds from the Revolving Facility can be utilized by NewCo for its ongoing working capital requirements and the general corporate purposes of NewCo and other members of the Borrower Group (as defined in the Facilities Agreement), including without limitation, the redemption, refinancing, repayment or prepayment of existing indebtedness of any member of the Borrower Group and/or the payment of any fees, costs and expenses in connection with the Revolving Facility or other transactions related thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY GLOBAL PLC

By:	/s/ RANDY L. LAZZELL
Randy L. Lazzell
Vice President

Date: November 16, 2020